Exhibit 99.1

Southland Announces Fourth Quarter & Full Year 2023 Results

GRAPEVINE, Texas, March 4, 2024 (BUSINESS WIRE) -- Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter and full year ended December 31, 2023.

Fourth Quarter 2023 Results Include:

●	Revenue of $316.2 million for the quarter ended December 31, 2023, up 7% from $294.8 million for the quarter ended December 31, 2022.

●	Gross profit of $21.1 million for the quarter ended December 31, 2023, compared to $35.9 million for the quarter ended December 31, 2022.

●	Net loss attributable to stockholders of $5.6 million, or $(0.12) per share for the quarter ended December 31, 2023, compared to a net income attributable to stockholders of $19.5 million for the quarter ended December 31, 2022.

●	EBITDA of $9.1 million for the quarter ended December 31, 2023, compared to $32.0 million for the quarter ended December 31, 2022.

●	New awards of approximately $600 million in the quarter.

●	Backlog of $2.83 billion, up 12% compared to $2.54 billion as of September 30, 2023.

Full Year 2023 Results Include:

●	Revenue of $1.2 billion for the year ended December 31, 2023, approximately flat from $1.2 billion for the year ended December 31, 2022.

●	Gross profit of $35.8 million for the year ended December 31, 2023, compared to $140.9 million for the year ended December 31, 2022.

●	Net loss attributable to stockholders of $19.3 million, or $(0.41) per share for the year ended December 31, 2023, compared to a net income attributable to stockholders of $60.5 million for the year ended December 31, 2022.

●	Adjusted Net loss attributable to stockholders of $38.7 million, or $(0.82) per share for the year ended December 31, 2023, compared to a net income attributable to stockholders of $60.5 million for the year ended December 31, 2022.(1)

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our non-GAAP financial measures, including, “Adjusted Net Loss,” and “Adjusted Net Loss Per Share”

Southland’s President and Chief Executive Officer, Frank Renda, said, “We fought many headwinds in 2023, yet continued to better position ourselves for the future. I'm proud of our teams for making solid operational headway in challenging circumstances as our legacy backlog continues to decline, and recently awarded new projects ramp up construction activities. We finished the year with approximately $600 million of new awards in the fourth quarter and we remain optimistic about the opportunities we are tracking in our core business fueled by local, state, and federal spending as we progress in 2024.

2023 Fourth Quarter & Full Year Results

Condensed Consolidated Statements of Operations

	Three Months Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Revenue	$316,189	$294,804
Cost of construction	295,053	258,948
Gross profit	21,136	35,856
Selling, general, and administrative expenses	19,929	14,836
Operating income	1,207	21,020
Gain on investments, net	33	3
Other income, net	21	1,268
Interest expense	(5,681)	(2,574)
Earnings (losses) before income taxes	(4,420)	19,717
Income tax expense (benefit)	2,919	(455)
Net income (loss)	(7,339)	20,172
Net income (loss) attributable to noncontrolling interests	(1,776)	634
Net income (loss) attributable to Southland Stockholders	$(5,563)	$19,538

Net income per share attributable to common stockholders
Basic(1)	$(0.12)
Diluted(1)	$(0.12)
Weighted average shares outstanding
Basic(1)	47,877,558
Diluted(1)	47,877,558

(1)	Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023, will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended December 31, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended December 31, 2023, was $316.2 million, an increase of $21.4 million, or 7.3%, compared to the three months ended December 31, 2022. Materials & Paving business contributed $45.7 million to revenue in the three months ended December 31, 2023.

Gross profit for the three months ended December 31, 2023, was $21.1 million, a decrease of $14.7 million, or 41.1%, compared to gross profit of $35.9 million for the three months ended December 31, 2022. Gross profit margin decreased from 12.2% to 6.7% for the three months ended December 31, 2023, compared to the three months ended December 31, 2022. Materials & Paving business negatively impacted gross profit by $15.9 million in the three months ended December 31, 2023.

Selling, general, and administrative costs for the three months ended December 31, 2023, were $19.9 million, an increase of $5.1 million, or 34.3%, compared to the three months ended December 31, 2022. Selling, general, and administrative costs as a percent of revenue were 6.3% for the three months ended December 31, 2023, compared to 5.0% for the three months ended December 31, 2022.

Condensed Consolidated Statements of Operations

	Year Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Revenue	$1,160,417	$1,161,431
Cost of construction	1,124,603	1,020,497
Gross profit	35,814	140,934
Selling, general, and administrative expenses	67,195	58,231
Operating income (loss)	(31,381)	82,703
Gain (loss) on investments, net	30	(76)
Other income, net	23,580	2,204
Interest expense	(19,471)	(8,891)
Earnings (losses) before income taxes	(27,242)	75,940
Income tax expense (benefit)	(8,527)	13,290
Net income (loss)	(18,715)	62,650
Net income attributable to noncontrolling interests	538	2,108
Net income (loss) attributable to Southland Stockholders	$(19,253)	$60,542

Net income (loss) per share attributable to common stockholders
Basic(1)	$(0.41)
Diluted(1)	$(0.41)
Weighted average shares outstanding
Basic(1)	47,088,813
Diluted(1)	47,088,813

(1)	Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023, will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the twelve months ended December 31, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the year ended December 31, 2023, was $1,160.4 million, a decrease of $1.0 million, or 0.1%, compared to the year ended December 31, 2022. Materials & Paving business contributed $188.3 million to revenue in the year ended December 31, 2023.

Gross profit for the year ended December 31, 2023, was $35.8 million, a decrease of $105.1 million, or 74.6%, compared to gross profit of $140.9 million for the year ended December 31, 2022. Gross profit margin decreased from 12.1% to 3.1% for the year ended December 31, 2023, compared to the year ended December 31, 2022. Materials & Paving business negatively impacted gross profit by $86.6 million in the year ended December 31, 2023.

Selling, general, and administrative costs for the year ended December 31, 2023, were $67.2 million, an increase of $9.0 million, or 15.4%, compared to the year ended December 31, 2022. Selling, general, and administrative costs as a percent of revenue were 5.8% for the year ended December 31, 2023, compared to 5.0% for the year ended December 31, 2022.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	December 31, 2023		December 31, 2022
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$108,260	34.2%	$84,021	28.5%
Transportation	207,929	65.8%	210,783	71.5%
Total revenue	$316,189	100.0%	$294,804	100.0%

	Year Ended
(Amounts in thousands)	December 31, 2023		December 31, 2022
		% of Total		% of Total
Segment	Revenue	Revenue	Revenue	Revenue
Civil	$337,524	29.1%	$305,324	26.3%
Transportation	822,893	70.9%	856,107	73.7%
Total revenue	$1,160,417	100.0%	$1,161,431	100.0%

Segment Gross Profit

	Three Months Ended
(Amounts in thousands)	December 31, 2023		December 31, 2022
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$24,549	22.7%	$17,149	20.4%
Transportation	(3,413)	(1.6)%	18,707	8.9%
Gross profit	$21,136	6.7%	$35,856	12.2%

	Year Ended
(Amounts in thousands)	December 31, 2023		December 31, 2022
		% of Segment		% of Segment
Segment	Gross Profit	Revenue	Gross Profit	Revenue
Civil	$51,686	15.3%	$45,464	14.9%
Transportation	(15,872)	(1.9)%	95,470	11.2%
Gross profit	$35,814	3.1%	$140,934	12.1%

Adjusted EBITDA Reconciliation

	Three Months Ended		Year ended
(Amounts in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss) attributable to Southland Stockholders	$(5,563)	$19,538	$(19,253)	$60,542
Depreciation and amortization	5,825	10,534	30,529	45,697
Income taxes (benefit)	2,919	(455)	(8,527)	13,290
Interest expense	5,681	2,574	19,471	8,891
Interest income	215	(143)	(1,143)	(172)
EBITDA	9,077	32,048	21,077	128,248
Transaction related costs	-	-	1,594	-
Contingent earnout consideration non-cash expense reversal	-	-	(20,689)	-
Adjusted EBITDA	$9,077	$32,048	$1,982	$128,248

Backlog

(Amounts in thousands)	Backlog
Balance: December 31, 2022	$2,973,885
New contracts, change orders, and adjustments	1,011,797
Gross backlog	3,985,682
Less: contract revenue recognized in 2023	(1,150,716)
Balance December 31, 2023	$2,834,966

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share Attributable to Common Stock Reconciliation

	Three Months Ended		Year Ended
(Amounts in thousands except shares and per share data)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Reconciliation of adjusted net income (loss) attributable to common stock:
Net income (loss) attributable to common stock (GAAP as reported)	$(5,563)	$35,199	$(19,253)	$60,542
Adjustments:
Transaction related costs	-	-	1,594	-
Contingent earnout consideration non-cash expense	-	-	(20,689)	-
Income tax impact of adjustments(1)	-	-	(311)	-
Adjusted net income (loss) attributable to common stockholders	$(5,563)	$35,199	$(38,659)	$60,542

Weighted average shares outstanding for diluted and adjusted diluted earnings per share(2)	47,877,558		47,088,813

Diluted earnings (loss) per share attributable to common stock(2)	$(0.12)		$(0.41)
Adjusted diluted earnings (loss) per share attributable to common stock(2)	$(0.12)		$(0.82)

(1)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(2)	Southland’s historical common equity structure was in the form of membership percentages and no shares were issued. As such, reporting periods prior to the three months ended March 31, 2023, will not present share or per share data. Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the nine months ended December 31, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented

Condensed Consolidated Balance Sheets

	As of
(Amounts in thousands, except shares and per share data)	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$49,176	$57,915
Restricted cash	14,644	14,076
Accounts receivable, net	194,869	135,678
Retainage receivables	109,562	122,682
Contract assets	554,202	512,906
Other current assets	20,083	24,047
Total current assets	942,536	867,304

Property and equipment, net	102,150	114,084
Right-of-use assets	12,492	16,893
Investments - unconsolidated entities	121,648	113,724
Investments - limited liability companies	2,590	2,590
Investments - private equity	3,235	3,261
Deferred tax asset	11,496	-
Goodwill	1,528	1,528
Intangible assets, net	1,682	2,218
Other noncurrent assets	1,711	3,703
Total noncurrent assets	258,532	258,001
Total assets	1,201,068	1,125,305

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$162,464	$126,385
Retainage payable	40,950	33,677
Accrued liabilities	124,667	121,584
Current portion of long-term debt	48,454	46,322
Short-term lease liabilities	14,081	16,572
Contract liabilities	193,351	131,557
Total current liabilities	583,967	476,097

Long-term debt	251,906	227,278
Long-term lease liabilities	5,246	10,032
Deferred tax liabilities	2,548	3,392
Long-term accrued liabilities	49,109	47,219
Other noncurrent liabilities	47,728	1,403
Total long-term liabilities	356,537	289,324
Total liabilities	940,504	765,421

Commitments and contingencies (see Note 17)

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 50,000,000 shares, none issued and outstanding in 2023	-	-
Preferred stock, $1.00 par value, authorized 24,400,000 shares issued and outstanding in 2022	-	24,400
Common stock, $0.0001 par value, authorized 500,000,000 shares, 47,891,984 and none issued and outstanding in 2023 and 2022, respectively	5	-
Additional paid-in-capital	270,330	-
Accumulated deficit	(19,253)	-
Accumulated other comprehensive loss	(1,460)	(2,576)
Members’ capital	-	327,614
Total stockholders’ equity	249,622	349,438
Noncontrolling interest	10,942	10,446
Total equity	260,564	359,884
Total liabilities and equity	$1,201,068	$1,125,305

Condensed Consolidated Statement of Cash Flows

	Year Ended
(Amounts in thousands)	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income (loss)	$(18,715)	$62,650
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	30,529	45,697
Loss on extinguishment of debt	631	-
Deferred taxes	(12,341)	(2,103)
Change in fair value of earnout liability	(20,689)	-
Share-based compensation	891	-
Gain on sale of assets	(1,328)	(3,377)
Foreign currency remeasurement loss (gain)	(109)	548
Earnings from equity method investments	(7,740)	(9,299)
TZC investment present value accretion	(2,449)	(2,355)
Gain on trading securities, net	(26)	(260)
Changes in assets and liabilities:
Accounts receivable	(48,971)	(18,432)
Contract assets	(42,921)	(138,677)
Other current assets	4,136	(1,293)
Right-of-use assets	4,402	(1,315)
Accounts payable and accrued liabilities	46,608	(13,546)
Contract liabilities	61,775	20,049
Operating lease liabilities	(4,314)	1,264
Other	367	(5,753)
Net cash used in operating activities	(10,264)	(66,202)

Cash flows from investing activities:
Purchase of property and equipment	(10,846)	(4,765)
Proceeds from sale of property and equipment	8,813	10,064
Loss on investment in limited liability company	-	336
Proceeds from the sale of trading securities	61	927
Distributions received from equity method investees	7,000	-
Capital contribution to investees	(540)	(1,000)
Net cash provided by (used in) investing activities	4,488	5,562

Cash flows from financing activities:
Borrowings on revolving credit facility	8,000	75,000
Payments on revolving credit facility	(13,000)	-
Borrowings on notes payable	115,265	281
Payments on notes payable	(123,720)	(42,934)
Payments of deferred financing costs	(565)	-
Pre-payment premium	(471)	-
Advances to related parties	(242)	(1,603)
Payments from related parties	-	5
Payments on finance lease	(4,835)	(8,157)
Distribution to members	(110)	(2,457)
Proceeds from merger of Legato II and Southland LLC	17,088	-
Net cash provided by financing activities	(2,590)	20,135

Effect of exchange rate on cash	195	1,254

Net decrease in cash and cash equivalents and restricted cash	(8,171)	(39,251)
Beginning of period	71,991	111,242
End of period	$63,820	$71,991

Supplemental cash flow information
Cash paid for income taxes	$7,587	$10,392
Cash paid for interest	$18,277	$9,044
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$13,875	$19,558
Assets obtained in exchange for notes payable	$10,884	$4,091
Issuance of post-merger earn out shares	$35,000	-
Dividend financed with notes payable	$50,000	-

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Tuesday, March 5, 2024. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at www.southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), backlog, adjusted net income (loss), adjusted net income (loss) per share and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: adjusted net income (loss) per share attributable to common stock (a non-GAAP financial measure) to net income (loss) per share attributable to common stock; and adjusted net income (loss) attributable to common stock, and Adjusted EBITDA (non-GAAP financial measures) to net income (loss) attributable to common stock.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Cody Gallarda

EVP, Chief Financial Officer

cgallarda@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com